QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21

LIST OF SUBSIDIARIES

Eldorado Resorts LLC ("Resorts")

    Eldorado Capital Corp.*, a Nevada corporation (100%-owned by Resorts)

    Eldorado Limited Liability Company, a Nevada limited liability company (96.12%-owned by Resorts)

    Circus and Eldorado Joint Venture, a Nevada general partnership (50%-owned by Eldorado Limited Liability Company)

    Silver Legacy Capital Corporation *(100%-owned by Circus and Eldorado Joint Venture)

*
This corporation has no subsidiaries

QuickLinks

  Exhibit 21
LIST OF SUBSIDIARIES